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                                                                    EXHIBIT 10.4


                                 NEON SYSTEMS, INC.
                    STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     SECTION 1.  PURPOSE OF PLAN.

     The purpose of this Stock Option Plan for Non-Employee Directors (the "PLAN") of NEON Systems, Inc., a Delaware corporation (the "COMPANY"), is to provide directors of the Company who are not employed by the Company with the opportunity to obtain equity ownership interests in the Company through the exercise of stock options.

     SECTION 2.  PERSONS ELIGIBLE UNDER PLAN.

     Participation in this Plan is limited to non-employee directors. A non-employee director (referred to herein as a "DIRECTOR") is a director of the Company who, at the time stock options are granted to him or her under the Plan is not an employee of the Company or of any subsidiary of the Company.

     SECTION 3.  ADMINISTRATION.

     This Plan shall be administered by the Board of Directors (the "BOARD") of the Company. The grant of options (the "OPTIONS") to purchase shares of Common Stock, par value $.01 per share, of the Company (the "COMMON SHARES") under this Plan and the amount, price and nature of the awards shall be automatic as described in Section 4. However, subject to the provisions of this Plan, the Board, in its sole and absolute discretion, is authorized to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

          (i) Subject to Section 8, adopt, amend and rescind rules and regulations relating to this Plan;

          (ii) Determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof; and

          (iii) Interpret and construe this Plan and the terms and conditions of any Option granted hereunder.

     SECTION 4.  TERMS AND CONDITIONS OF OPTIONS.

     (a) AMOUNT AND EXERCISE PRICE OF OPTION GRANTS. Each Director elected to the Board following the date of the closing of the Company's initial public offering of its Common Shares pursuant to a Form S-1 Registration Statement filed with the Securities and Exchange Commission (the "IPO") and who was not affiliated with the Company prior to the date of the original filing in December 1998 of the Company's Registration Statement on Form S-1 relating to the IPO shall automatically be granted on the date of such election an Option to purchase 7,500 Common Shares, subject to adjustment as provided in Section 7. The exercise price (the "EXERCISE PRICE") for each Option granted pursuant to this Section 4(a) shall be the fair market value of the Common Shares at the


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close of business on the last business day preceding the date of the Director's initial election to the Board at an annual meeting of stockholders of the Corporation (the "ANNUAL MEETING"), or if such Director is elected or appointed to the Board other than at an Annual Meeting, on the last business day preceding the date of such Director's election or appointment (in each event, the "DATE OF GRANT"), which with respect to an Option shall be the closing price of such Common Share on such Date of Grant (or, if there were no sales on such date, on the immediately preceding business day on which there were sales) as reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or if such Common Shares are not listed or admitted to trading on the NASDAQ National Market System, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ System or such other system then in use or, if such Common Shares are not so reported on the over-the-counter market or such other system, the closing price of such Common Shares as reported on the New York Stock Exchange Composite Tape, or if Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares as selected by the Board.

     (b) VESTING OF OPTIONS. Options granted under this Plan shall vest and become exercisable in three consecutive 33-1/3% increments on the date of each successive Annual Meeting following the Date of Grant of such Option and for so long as such Optionee is a member of the Board as a Director.

     (c) MANNER OF EXERCISE. Any vested and exercisable Option shall be exercised by the holder thereof by giving written notice, signed by such holder, to the Company stating the number of Common Shares with respect to which the Option is exercisable and to which it is being exercised, accompanied by payment in full of the applicable aggregate Exercise Price. Payment may be made in cash or in Common Shares, valued at the fair market value per share on the date of exercise, which shall be determined in accordance with SECTION 4(a) hereof. If the Company shall have a class of its Common Shares registered pursuant to
Section 12 of the 1934 Act, unless the Board determines otherwise, an option holder may also make payment at the time of exercise of an option for such class of Common Shares by delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company that upon such broker's sale of shares with respect to which such option is exercised, it is to deliver promptly to the Company the amount of sale proceeds necessary to satisfy the option exercise price. No Option may be exercised with respect to any fractional share and cash shall be paid in lieu of fractional shares. As promptly as practicable following the receipt of a notice hereunder, the Company shall issue a stock


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certificate registered in the name of the Optionee exercising such Option, representing the number of Common Shares issued to such Optionee upon exercise of the Option.

     (d) TERMINATION OR EXPIRATION. Each Option shall expire on the earlier of the tenth anniversary of the Date of Grant or six months after the date the Optionee ceases to be a director of the Company.

     (e) TRANSFERABILITY. Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.
During the recipient's lifetime, except as set forth in the preceding sentence, an Option may only be exercised by the Optionee or the Optionee's guardian or legal representative.

     (f) PAYMENT OF WITHHOLDING TAXES. If the Company is obligated by law to withhold an amount on account of any federal, state or local tax imposed as a result of the exercise of the Option (such amount shall be referred to herein as the "WITHHOLDING LIABILITY"), the Optionee shall, on the first date upon which the Company becomes obligated to pay the Withholding Liability to the appropriate taxing authority, pay the Withholding Liability to the Company in full in cash or by check.

     (g) STOCK EXCHANGE REQUIREMENTS AND APPLICABLE LAWS. Notwithstanding anything to the contrary in this Plan, no Common Shares purchased upon exercise of an Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (i) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (ii) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company. It is the Company's intent that this Plan comply in all respects with Rule 16b-3 (together with any successor rule or statute, "RULE 16b-3") of the Securities Exchange Act of 1934, as amended, and any successor rule or statute (the "ACT"), and any regulations promulgated thereunder. If any provision of this Plan is later found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void. All grants and exercises of Options under this Plan shall be executed in accordance with the requirements of Section 16 of the Act and any regulations promulgated thereunder.

     (h) STOCK OPTION AGREEMENT. Each grant of an Option under this Plan shall be evidenced by an agreement duly executed on behalf of the Company and the Optionee, dated as of the applicable Date of Grant. Each such agreement shall set forth the number of Common Shares subject to the Option, the Exercise Price and the date upon which the Option or portions thereof become exercisable and shall incorporate by reference the terms and conditions of this Plan.


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     SECTION 5.  STOCK SUBJECT TO PLAN.

     (a) The maximum number of Common Shares that may be issued pursuant to all Options granted under this Plan is 100,000, subject to adjustment as provided in
Section 7 hereof (such maximum number, as so adjusted, shall be referred to herein as the "SHARE LIMITATION").

     (b) Notwithstanding Sections 4(a) and (b) of this Plan, no Option shall be granted under this Plan unless, on the Date of Grant, the sum of (i) the maximum number of Common Shares issuable at any time pursuant to such Option, plus (ii) the number of Common Shares that have previously been issued pursuant to the exercise of Options granted under this Plan, plus (iii) the maximum number of Common Shares that may be issued at any time thereafter pursuant to the exercise of Options granted under this Plan that are outstanding on such date, does not exceed the Share Limitation.

     SECTION 6.  DURATION OF PLAN.

     (a) No Options shall be granted under this Plan after December 31, 2008. Although Common Shares may be issued after December 31, 2008 pursuant to Options granted prior to such date, no Common Shares shall be issued under this Plan after December 31, 2018.

     SECTION 7.  ADJUSTMENTS FOR CHANGES IN CAPITALIZATION.

     If the outstanding securities of the class then subject to this Plan are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, upon proper authorization of the Board of Directors, an appropriate and proportionate adjustment shall be made in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Options theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Options thereafter granted under this Plan, and (c) the purchase price of the shares or other securities that may be issued pursuant to Options theretofore granted under this Plan.

     SECTION 8.  AMENDMENT AND TERMINATION OF PLAN.

     The Board may amend or terminate this Plan at any time and in any manner. However, (a) no such amendment or termination shall deprive the recipient of any Option theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto, and
(b) no such amendment shall be effective without the approval of the stockholders of the Company, if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Act, or the applicable rules of any securities exchange or system.


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     SECTION 9.  BUSINESS COMBINATIONS.

     In the event that, while any Options are outstanding under this Plan, there shall occur (a) a merger or consolidation of the Company with or into another Corporation in which the Company shall not be the surviving Corporation (for purposes of this Section 9, the Company shall not be deemed the surviving corporation in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another Corporation), (b) a dissolution of the Company, (c) a transfer of all or substantially all of the assets or shares of stock of the Company in one transaction or a series of related transactions to one or more other persons or entities, (d) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Act, other than Excluded Persons, becomes the "beneficial owner" (as defined in Rule 13d-3 of the Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, or (e) during any period of two consecutive years commencing on or after March 1, 1999, individuals who at the beginning of the period constituted the Board cease for any reason to constitute at least a majority, unless the election of each director who was not a director at the beginning of the period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period, then, with respect to each Option outstanding immediately prior to the consummation of such transaction, and without the necessity of any action by the Board, each such Option shall terminate as of the effective date of such transaction, but each holder of an outstanding Option shall be entitled, immediately prior to the effective date of such transaction, to purchase the number of shares that he or she would otherwise have been entitled to purchase during the entire remaining term of the Option. The unexercised portion of any Option shall be deemed cancelled and terminated as of the effective date of such transaction. The term "EXCLUDED PERSONS" means each of Peter Schaeffer, John J. Moores, Charles E. Noell III, Norris van den Berg and JMI Equity Fund, L.P., and any person, entity or group under the control of any of them or a trustee or other fiduciary holding securities under an employee benefit plan of the Company.

     SECTION 10. EFFECTIVE DATE OF PLAN.

     This Plan shall be effective as of February 1, 1999; provided, however, that no Common Shares shall be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote in accordance with the laws of the State of Delaware.

     SECTION 11. NO RIGHTS AS STOCKHOLDER AND RIGHTS OF DIRECTORS.

     Neither the recipient of an Option under this Plan nor an Optionee's successor or successors in interest shall have rights as a stockholder of the Company with respect to any Common Shares subject to an Option granted to such person until the date of issuance of a stock certificate for such Common Shares. Neither this Plan, nor the granting of an Option hereunder, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that a


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Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

     SECTION 12. GOVERNING LAW.

     This Plan and all rights and obligations under this Plan shall be construed in accordance with and governed by the laws of the State of Delaware.











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